Exhibit 5.1

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112

May 14, 2008

B&G Foods, Inc.

Four Gatehall Drive, Suite 110

Parsippany, NJ 070540

Re:                               Form S-8 Registration Statement

Ladies and Gentlemen:

                                                We have acted as special counsel to B&G Foods, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 2,000,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the B&G Foods, Inc. 2008 Omnibus Incentive Compensation Plan (the “Plan”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter, other than as to the validity of the Shares.

                                                In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate records and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion, including the following documents:

                                                (1) the Registration Statement;

                                                (2) the Plan; and

                                                (3) the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company, filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

                                                As to the facts on which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers and representatives of the Company.

                                                In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies and the legal capacity of natural persons.

B&G Foods, Inc.

May 14, 2008

                                                In rendering the opinion expressed below, we have assumed that (i) prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock and (ii) the Shares will be issued in uncertificated form in accordance with applicable Delaware law.  In addition, we have assumed that (x) stock awards under the Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plan and any relevant agreements thereunder and in accordance with the Charter and applicable Delaware law, (y) the resolutions authorizing the Company to issue the Shares in accordance with the terms and provisions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (z) the Registration Statement, and any amendments thereto, at the time of the issuance of the Shares, will continue to be effective under the Securities Act.

                                                The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning any other laws (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).  As used herein, the “Delaware General Corporation Law” includes the statutory provisions contained therein.

                                                On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act and (ii) the Shares are issued and delivered against receipt by the Company of consideration therefor in accordance with the terms and conditions of the Plan and any relevant agreements thereunder, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

                                                We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

                                                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP